RF INDUSTRIES, LTD.                                       For Immediate Release
RF Connectors/Neulink

Investor Contact:                                         Company Contact:
 Neil Berkman Associates                                  Howard F. Hill
 (310) 277 - 5162                                         President/CEO
 info@berkmanassociates.com                               (858) 549-6340
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                RF Industries' Second Quarter Sales Increase 30%;
                Net Income is $0.10 Per Share Vs $0.02 Per Share


     SAN DIEGO, CA., -- June 7, 2004 -- RF INDUSTRIES, LTD., (NASDAQ:RFIL) announced today that net income for the three months ended April 30, 2004 increased 344% to $351,000, or $0.10 per diluted share, compared to $79,000, or $0.02 per diluted share, in the same quarter last year. Net sales increased 30% to a second quarter record $2,821,000, compared to $2,166,000 in the same period last year.

     For the first six months ended April 30, 2004, net income increased 174% to $585,000, or $0.16 per diluted share, compared to $214,000, or $.06 per diluted share, in the first half of fiscal 2003. Net sales for the first half increased 17% to $5,271,000 compared to $4,493,000, in the same period year.

     Howard Hill, president and CEO of RF Industries, said, "Record second quarter sales reflect a 30% sales increase in coaxial connectors and cable assembly products, driven by the continuing recovery of the telecom industry, rapidly expanding Wi-Fi applications and increased penetration of military and defense markets."

     "Operating expenses continued to decline, in-line with tighter cost controls and reduced overhead expenses associated with the Bioconnect cable products. Consequently, operating income for the second quarter and first half of fiscal 2004 increased 344% and 179%, respectively. We believe that increased sales of coaxial connectors and cables, combined with Bioconnect's new products and expanded distribution, will lead to improved sales and profitability in the second half of fiscal 2004."

     At April 30, 2004, RFI reported cash and cash equivalents $4,348,000, working capital of $9,081,000, a 11 to 1 current ratio, no long-term debt and stockholders' equity of $9,541,000, or $3.23 per share.

     RF Industries'  Connector  division designs and distributes radio frequency
(RF) coaxial connectors and cable assemblies used for Wi-Fi, PCS, radio, test instruments, computer networks and antenna devices. Neulink designs and markets wireless digital data transmission products for industrial monitoring, wide area networks, GPS tracking and locations systems. Bioconnect designs, manufactures and distributes specialized electrical cabling and interconnect products to the medical monitoring market.

The statements contained in this release which are not historical facts may be deemed to contain forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties, including, without limitation, a decline in the demand for wireless products, increased competition, the loss of any major clients, a disruption in the Company's manufacturing and supply arrangements, or other uncertainties detailed in the Company's Securities and Exchange Commission filings.


                                    * * * * *

                               RF INDUSTRIES, LTD.
                         Condensed Statements of Income
          (in thousands except share and per share amounts)(unaudited)

                                                         Three Months Ended        Six Months Ended
                                                             April  30,                April  30,
                                                        --------------------     ---------------------
                                                          2004        2003         2004         2003
                                                        --------    --------     --------      -------
Net sales ........................................    $  2,821     $  2,166     $  5,271     $  4,493
Cost of sales ....................................       1,396        1,072        2,601        2,264
                                                       -------     --------     --------     --------
     Gross profit ................................       1,425        1,094        2,670        2,229

Operating expenses:

  Engineering ....................................         102          188          217          386
  Selling and general ............................         726          772        1,486        1,496
                                                       -------     --------     --------     --------
     Total expenses ..............................         828          960        1,703        1,882

Operating income .................................         597          134          967          347
                                                       -------     --------     --------     --------
Interest income ..................................           1            5            7           16
                                                       -------     --------     --------     --------

Income before provision for income tax ...........         598          139          974          363
Provision for state & federal income tax .........         247           60          389          149
                                                       -------     --------     --------     --------
     Net income ..................................     $   351      $    79      $   585      $   214
                                                      ========     ========     ========     ========
Earnings per share  -Basic .......................    $   0.12     $   0.02     $   0.21     $   0.06
                                                      ========     ========     ========     ========
Earnings per share - Diluted .....................    $   0.10     $   0.02     $   0.16     $   0.06
                                                      ========     ========     ========     ========

Weighted average shares outstanding - Basic ......   2,882,408    3,398,014    2,815,294    3,399,146

Weighted average shares outstanding - Diluted ....   3,656,887    3,709,455    3,595,492    3,680,993



                              Summary Balance Sheet

                                                       April 30,     October 31,
                                                         2004           2003
                                                     -----------    ------------
                                                     (Unaudited)     (Audited)

Cash and Cash Equivalents ........................   $ 4,348,221   $ 2,683,896
Trade Accounts Receivable, Net ...................     1,528,813     1,701,618
Inventories, net .................................     3,780,701     3,455,018
Other Current Assets .............................       330,010       305,679
                                                     -----------    ----------
       Total Current Assets ......................     9,990,745     8,146,211


Property, Plant & Equipment, Net .................       389,032       328,124
Other Assets .....................................       110,901       133,755
                                                     -----------    ----------
       Total Assets ..............................   $10,490,678   $ 8,608,090
                                                     ===========   ===========

Total Current Liabilities ........................   $   909,402   $   509,992
Other Liabilities ................................        40,000        40,000
                                                     -----------    ----------
       Total Liabilities .........................       949,402       549,992

Total Stockholders' Equity .......................     9,541,276     8,058,098
                                                     -----------    ----------
       Total Liabilities & Stockholders' Equity...   $10,490,678   $ 8,608,090
                                                     ===========   ===========